THIS AMENDING AGREEMENT made and dated for reference the 24 day of August, 2009.

BETWEEN:

FUTURE CANADA CHINA ENVIRONMENT INC., a Nevada corporation, 114 West Magnolia Street, Suite 437, Bellingham, WA 98225

(“Pubco”)

AND:

GUANGDONG HONGMAO INDUSTRIAL CO., LTD. a People’s Republic of China corporation, 4002, 40th floor of Fuli Yinglong square, No. 76, the west of Huangpu main road, the Milky Way district, Guangzhou 510620

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON ERROR! REFERENCE SOURCE NOT FOUND. ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.

The parties entered into a share exchange agreement dated February 2, 2009 (the “Agreement”), wherein Pubco agreed to acquire all of the issued and outstanding shares of Priveco’s common stock from the Selling Shareholders;

B.	The parties wish to amend certain provisions of the Agreement; and

C.	Capitalized terms used herein shall have the same meanings as contained in the Agreement.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

13.	All capitalized terms not otherwise defined herein shall have the meanings set out in the Agreement.

14.	Recital B is deleted in its entirety and is replaced with the following:

Pubco has agreed to issue such number of common shares in the capital of Pubco as is equal to the total of Priveco’s assets, as set out in the audited statements of Priveco, divided by $17.00, to the Selling Shareholders as consideration for the purchase by Pubco of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders;

15.	Section 4.3 of the Agreement is deleted in its entirety and is replaced with the following:

The entire authorized capital stock and other equity securities of Pubco consists of 100,000,000 shares of common stock with a par value of $0.00001 (the “Pubco Common Stock”) and 100,000,000 shares of preferred stock with a par value of $0.00001 (the “Pubco Preferred Stock”). As of the date of this Agreement, there are 38,665,200 shares of Pubco Common Stock issued and outstanding and nil shares of Pubco Preferred Stock issued and outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are options to purchase a total of 1,130,000 shares of our common stock. There are no outstanding warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock or any shares of Pubco Preferred Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock or any shares of Pubco Preferred Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

16.	Section 4.8 of the Agreement is deleted in its entirety.

17.	Section 4.16 of the Agreement is deleted in its entirety.

18.	Section 4.23 of the Agreement is deleted in its entirety.

19.	Section 4.25 of the Agreement is deleted in its entirety.

20.	Section 4.26 of the Agreement is deleted in its entirety.

21.	Section 5.2(g) of the Agreement is deleted in its entirety.

22.	Section 5.2(i) of the Agreement is deleted in its entirety and is replaced with the following:

On the Closing Date, Pubco will have no more than 38,665,200 common shares issued and outstanding in the capital of Pubco and options to purchase a total of 1,130,000 shares of our common stock.

23.	Section 5.2(j) of the Agreement is deleted in its entirety.

24.	Section 6.8(c) of the Agreement is deleted in its entirety.

25.	Schedule 4 of the Agreement is deleted in its entirety and is replaced with the following:

SCHEDULE 4
TO THE SHARE EXCHANGE AGREEMENT
AMONG FUTURE CANADA CHINA ENVIRONMENT INC., GUANGDONG HONGMAO
INDUSTRIAL CO., LTD. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE
SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Rui Yang

Officers:
Name	Office
Rui Yang	President and Treasurer
Kin Bun Kwong	Vice President and Legal Representative in the People’s
Republic of China
Alan Chan	Secretary
Gang Xiang	Vice President

26.	In all other respects the terms and conditions of the Agreement shall continue in full force and effect.

27.

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

28.	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

29.	This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument. The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

30.

Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding agreement among the parties hereto in accordance with the terms and conditions of this Amending Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered as of the day and year first above written.

FUTURE CANADA CHINA ENVIRONMENT INC.

Per:      /s/ Rui Yang
           Authorized Signatory
           Name:  Rui Yang
           Title:    President

GUANGDONG HONGMAO INDUSTRIAL CO., LTD.

Per:     /s/ Xianggang
           Authorized Signatory
           Name:  Xianggang
           Title:    President

/s/ Xianggang	/s/ Xiangcheng
XIANGGANG	XIANGCHENG

/s/ Pan Dongmei
PAN DONGMEI